UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         September 24, 2015

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35740	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 24, 2015, Russell A. Overla resigned from his position as Executive Vice President, Truckload Operations of USA Truck, Inc. (the "Company").

The Company appointed Martin Tewari as President - Trucking effective September 30, 2015.

Prior to joining the Company, Mr. Tewari, 51, served as Vice President, Operations of Con-way Truckload, a truckload transportation service provider, from 2010 to 2015. Mr. Tewari also served as Vice President, Sales and Revenue Management of Con-way Truckload from 2006 to 2010. From 2001 to 2006, Mr. Tewari was Vice President, Sales of Roehl Transport, a transportation and logistics services company. Mr. Tewari holds a Bachelor of Arts in Business Administration from the University of Western Ontario in Canada and a Master of Business Administration from the University of Manchester Business School in England.

In connection with his appointment, the Executive Compensation Committee of the Board of Directors (the "Committee") approved compensation for Mr. Tewari as follows: (i) an annualized base salary of $275,000, (ii) a grant of 29,019 shares of restricted stock to vest in equal 25% installments over four years, beginning September 30, 2016, conditioned on continued employment and certain other forfeiture provisions, (iii) participation in the Company's Management Bonus Plan, with (x) an annual cash bonus with a target of 60% of base salary, starting in 2016, (y) an annual time-vested equity grant ranging from 20% to 40% of base salary, depending on performance relative to goals to be set by the Committee, vesting in equal 25% installments over four years, and (z) an annual performance-based equity grant ranging from 20% to 100% of base salary, depending on performance relative to goals to be set by the Committee, (iv) a guaranteed 2015 cash bonus of $100,000 with the opportunity to earn an additional cash bonus of $100,000 for the fourth quarter of 2015, depending on performance relative to goals to be set by the Committee, (v) a relocation allowance of up to $30,000, (vi) upon a qualifying severance event, subject to other customary provisions, twelve (12) months of salary continuation and an amount equal to his short term cash incentive target ("STI Target"), and (vii) upon qualifying change-in-control event, subject to customary provisions, (x) a lump sum payment equal to one hundred fifty percent (150%) of his annual base salary and STI Target, (y) a $50,000 relocation services benefit, and (z) reimbursement, on an after-tax basis, of any premiums paid by Mr. Tewari pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1995, as amended, for a period of eighteen (18) months. Mr. Tewari agreed to certain non-solicitation, non-competition, and confidentiality covenants.  The equity grants described in clauses (iii)(y) and (iii)(z), if earned for 2015, will be prorated for Mr. Tewari's partial year of service in 2015.

The foregoing description of the terms of Mr. Tewari's  appointment is not intended to be complete and is qualified in its entirety by reference to his employment letter and executive severance and change in control agreement, copies of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

There is no arrangement or understanding between Mr. Tewari and any other person pursuant to which Mr. Tewari was appointed President - Trucking of the Company. There are no transactions in which Mr. Tewari has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01                 Financial Statements and Exhibits

(d) Exhibits

99.1           Press release issued by the Company on September 29, 2015.

The information contained in Item 9.01 of this report and the exhibit hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The information in Item 9.01 of this report and the exhibit hereto may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties.  Actual results or events may differ from those anticipated by forward-looking statements.  Please refer to the language under the heading "Cautionary Statement Concerning Forward-Looking Statements" at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	September 30, 2015	/s/ Michael K. Borrows
Michael K. Borrows
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
99.1	Press release issued by the Company on September 29, 2015.